UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2018

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On September 26, 2018, EyeGate Pharmaceuticals, Inc. (the “Company”) entered into an Intellectual Property License Agreement (the “Agreement”) with SentrX Animal Care, Inc. (“SentrX”), with respect to certain rights relating to the manufacturing of the Company’s EyeGate Ocular Bandage Gel (“OBG”) product candidate.  Under the Agreement, SentrX granted to the Company an exclusive license to use SentrX’s procedures, trade secrets, know-how and other relevant intellectual property in connection with the production of OBG.

Under the Agreement, the Company will pay SentrX an upfront payment of $250,000.  SentrX is eligible to receive milestone payments totaling up to $4.75 million, upon and subject to the achievement of certain specified developmental and commercial milestones.

In connection with the transfer of technology from SentrX to the Company, SentrX agreed to provide up to five hours of support per week from the effectiveness of the Agreement through December 31, 2018 and up to ten hours of support per week from January 1, 2019 through April 30, 2019. Additionally, EyeGate agreed to maintain adequate and competent personnel (or sub-contractors) to exploit OBG in accordance with the terms of the Agreement until all applicable milestone payments have been made to SentrX.

Either party may terminate the Agreement in its entirety if the other party fails to comply with the material terms and conditions the Agreement and the breach remains uncured for a defined cure period, and either party may terminate the Agreement in its entirety upon the bankruptcy or insolvency of the other party.

The foregoing description of the Agreement does not purport to be a complete description of all of the terms of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto. Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and have been omitted from the version of the Agreement filed as Exhibit 10.1 hereto pursuant to a Confidential Treatment Request that the Company plans to submit to the Securities and Exchange Commission at the time of the filing of this Current Report on Form 8-K.

Item 8.01. Other Events.

On October 2, 2018, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is being filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibit:

10.1†	Intellectual Property License Agreement between the Company and SentrX Animal Care, Inc., dated as of September 26, 2018.

99.1	Press Release of the Company, dated as of October 2, 2018.

† Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: October 2, 2018

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Exhibit Index

10.1†	Intellectual Property License Agreement between the Company and SentrX Animal Care, Inc., dated as of September 26, 2018.

99.1	Press Release of the Company, dated as of October 2, 2018.

† Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

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